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                                                                      EXHIBIT 23



                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Registration Statement Nos. 33-54879, 33-48490, 33-48673, 33-52797, 33-52799, 333-61351, 333-28621, 333-45212 and 333-56534) and
the Prospectus constituting part of the Registration Statements on Form S-3 (Registration Statement Nos. 333-93023 and 333-74665) of Kmart Corporation of our report dated May 15, 2002, except as to the effect of the matters described in Note 1, which is as of January 14, 2003, relating to the financial statements and financial statement schedule, which appears in this Form 10-K/A.




/s/ PricewaterhouseCoopers LLP
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PricewaterhouseCoopers LLP
Detroit, Michigan
January 14, 2003